Exhibit 10.58
AMENDMENT NO. 2
TO THE
PATRIOT RISK MANAGEMENT, INC. 2005 STOCK OPTION PLAN
     RESOLVED, that Section 4.01 [1] of the 2005 Stock Option Plan is hereby amended to read as follows:
     “4.01 Number of Shares.
[1] Subject to Section 4.03, the number of shares of stock subject to awards under the Plan is 75,743.”